UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2005

Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court

Las Vegas, Nevada 89119

(Address of principal executive offices)  (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Harrah’s Entertainment, Inc. signed an agreement dated as of August 22, 2005 with Imperial Palace, LLC, to acquire the Imperial Palace Hotel & Casino in Las Vegas, Nevada.  The total purchase price is approximately $370 million.  Harrah’s anticipates the acquisition will close by year-end, subject to the receipt of customary regulatory approvals.

For additional information concerning the foregoing, a copy of the press release dated August 22, 2005 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(c) Exhibits.

99.1                        Press Release dated August 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: August 22, 2005	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel
and Corporate Secretary